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                                                                     Exhibit 5.1


                        ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW

                       101 NORTH TRYON STREET, SUITE 1900
                         CHARLOTTE, NORTH CAROLINA 28246
                             TELEPHONE (704) 377-2536
                               FAX (704) 378-4000
                                                          SOUTH CAROLINA OFFICE
                                                          THE GUARDIAN BUILDING
                                                       ONE LAW PLACE - SUITE 600
                                                            P.O. DRAWER 12070
                                                          ROCK HILL, S.C. 29731
                                                        TELEPHONE (803) 325-2900
                                                           FAX (803) 325-2929


                               December 11, 2000


First Bancorp
341 North Main Street
Troy, North Carolina  27371

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We refer to the registration statement, as amended (the "Registration Statement"), of First Bancorp, a North Carolina corporation (hereinafter referred to as the "Company"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the aggregate amount of 391,584 shares of the Company's common stock, no par value per share (the "Shares"), in connection with the First Bancorp FSB Employee Stock Option Plan, the First Bancorp FSB Nonqualified Stock Option Plan for Directors, and the First Bancorp FSB Second Nonqualified Stock Option Plan for Directors (collectively, the "Plans"). We have examined the Articles of Incorporation and the Bylaws of the Company, minutes of applicable meetings of the Board of Directors of the Company and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

         Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, when originally issued as contemplated by the Registration Statement and the applicable Plan, will be legally issued, fully paid and nonassessable. We have assumed that the Company and those persons purchasing Shares under the Plans will have complied with the relevant requirements of the applicable Plan and that all prescribed filings with regulatory authorities, including any stock exchanges that have jurisdiction, will be effected in accordance with their respective requirements and that approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.

         The opinions expressed herein are limited to the laws of the State of North Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction. In addition, the opinions expressed herein are conditioned upon the Registration Statement, as amended, becoming effective under the Securities Act of 1933, as amended, and the Company's Articles of Incorporation and Bylaws not being further amended prior to the issuance or sale of any of the Shares.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very truly yours,

                                               ROBINSON, BRADSHAW & HINSON, P.A.

                                               /s/ Henry H. Ralston
                                               ---------------------------------
                                               Henry H. Ralston